 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2019

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $01 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Myrtle Grove Share Purchase and Subscription Agreement

On July 26, 2019 (the “Closing Date”), Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions, described in greater detail below (“MG SPV”), Vertex Energy Operating LLC (“Vertex Operating”, the Company’s (as defined below) wholly-owned subsidiary), Tensile-Myrtle Grove Acquisition Corporation (“Tensile-MG”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), and solely for the purposes of the MG Guaranty (defined below), Vertex Energy, Inc. (the “Company”, “we” and “us”), entered into and closed the transactions contemplated by a Share Purchase and Subscription Agreement (the “MG Share Purchase”).

Prior to entering into the MG Share Purchase, Vertex Operating’s wholly-owned subsidiary, Vertex Refining LA, LLC, (“Vertex LA”), transferred all of the operating assets owned by it and related to the planned development of the MG Refinery (as defined below), which the parties agreed had a fair market value of $22,666,667, to MG SPV in consideration for 21,667 Class A Units and 1,000 Class B Units of MG SPV, which units were distributed to Vertex Operating. At the closing of the MG Share Purchase (on the Closing Date), Vertex Operating sold 1,000 of the Class B Units to Tensile-MG in consideration of the payment to it of $1 million by Tensile-MG, and Tensile-MG purchased an additional 3,000 Class B Units directly from MG SPV for $3 million (less Tensile’s fees and expenses incurred in connection with the transaction, not to exceed $850,000).

As a result of the transaction, Tensile, through Tensile-MG, acquired an approximate 15.58% ownership interest in MG SPV, which in turn now owns the Company’s Belle Chasse, Louisiana, re-refining complex (the “MG Refinery”).

We are required to use all proceeds we received from the sale of the Class B Units to pay down an equal amount of indebtedness then owing under the Credit Agreement, effective as of February 1, 2017, with Encina Business Credit, LLC, as agent, and Encina Business Credit SPV, LLC and CrowdOut Capital LLC as lenders thereunder, which amount we have paid to date.

The MG Share Purchase includes customary representations and warranties and requires Myrtle-Grove SPV to indemnify Tensile-MG (and its related parties), Vertex Operating to indemnify Tensile-MG (and its related parties), and Tensile-MG to indemnify the Company (and its related parties), against various matters (subject to minimum losses being incurred by Myrtle-Grove SPV (and its related parties, as applicable) of $226,000 and a maximum liability by Myrtle-Grove SPV for all losses of Myrtle-Grove SPV of $3,400,000, subject to certain exceptions. Additionally, Myrtle-Grove SPV’s maximum indemnification liability under the agreement is not to exceed $4 million, except in the case of fraud, intentional misrepresentation or criminal activity.

The MG Share Purchase also provided for a guarantee by the Company to Tensile-MG of the payment obligations of Myrtle-Grove SPV and Vertex Operating as set forth in the MG Share Purchase, including the indemnification rights summarized above (the “MG Guaranty”).

In connection with the closing of the MG Share Purchase, MG SPV, Vertex Operating and the Company entered into an environmental remediation and indemnity agreement, whereby we agreed to indemnify and hold Tensile-MG harmless against certain environmental liabilities.

MG SPV Limited Liability Company Agreement

As discussed above, after the consummation of the transactions set forth in the MG Share Purchase, MG SPV is owned 84.42% by Vertex Operating and 15.58% by Tensile-MG. MG SPV is managed by a five-member Board of Managers, of which three are appointed by Vertex Operating and two are appointed by Tensile-MG. MG SPV’s initial managers as appointed by Vertex Operating are Benjamin P. Cowart, the Company’s Chief Executive Officer; Chris Carlson, the Company’s Chief Financial Officer; and John Strickland, the Company’s Chief Operating Officer.

The Class B Units held by Tensile-MG are convertible into Class A Units at the option of Tensile-MG, as provided in the Limited Liability Company Agreement of MG SPV dated July 25, 2019 (the “MG Company Agreement”), based on a conversion price (initially one-for-one) which may be reduced from time to time if new Units of MG SPV are issued, and automatically convert into Series A Units upon certain events described in the MG Company Agreement, including the majority vote of the Series B Unit holders, or an underwritten public offering that would result in (i) aggregate proceeds to MG SPV of at least $50,000,000, (ii) a total public equity market value of MG SPV of at least $150,000,000, (iii) a three times cash return of the amount invested by the Series B Unit holders and (iv) a 25% internal rate of return of the amount invested by the Series B Unit holders.

Additionally, the Class B Unit holders may force MG SPV to redeem the outstanding Class B Units at any time on or after the earlier of (a) the fifth anniversary of the Closing Date and (ii) the occurrence of a Triggering Event (defined below)(an “MG Redemption”). The cash purchase price for such redeemed Class B Units is the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking an MG Redemption and Vertex Operating (provided that Vertex Operating still owns Class A Units on such date) and (z) the original per-unit price for such Class B Units plus fifty percent (50%) of the aggregate capital invested by the Class B Unit holders through such MG Redemption date. “Triggering Events” mean (a) any dissolution, winding up or liquidation of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (b) any sale, lease, license or disposition of any material assets of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (c) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, Vertex Operating or any significant subsidiary of Vertex Operating, the result of which is that the holders of the voting securities of the relevant entity as of the Closing Date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the MG Company Agreement, (d) the failure to consummate the Heartland Closing (defined below) by June 30, 2020 (a “Failure to Close”), (e) the failure of Vertex Operating to operate MG SPV in good faith with appropriate resources, or (f) the material failure of the Company and its affiliates to comply with the terms of the contribution agreement, whereby the Company contributed assets and operations to MG SPV.

Distributions of available cash of MG SPV pursuant to the MG Company Agreement (including pursuant to liquidations of MG SPV), subject to certain exemptions and exemptions set forth therein, are to be made (a) first, to the holders of the Class B Units, in an amount equal to the greater of (A) the aggregate unpaid “Class B Yield” (equal to an annual return of 22.5% per annum) and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class B Unit holders (initially Tensile-MG)(such aggregate capital invested by the Class B Unit holders, the “MG Invested Capital”, which totals $3 million as of the Closing Date), less prior distributions (the greater amount of (A) and (B), the “Class B Priority Distributions”); (b) second, the Class B Unitholders, together as a separate and distinct class, are entitled to receive an amount equal to the aggregate MG Invested Capital; (c) third, the Class A Unitholders (other than Class A Unitholders which received Class A Units upon conversion of Class B Units), together as a separate and distinct class, are entitled to receive all or a portion of any distribution equal to the sum of all distributions made under sections (a) and (b) above; and (d) fourth, to the holders of Units who are eligible to receive such distributions in proportion to the number of Units held by such holders.

In the event that MG SPV fails to redeem such Class B Units within 180 days after a redemption is triggered (or in the case of a redemption due to a Failure to Close, two years after the applicable redemption notice), the Class B Yield is increased to 25% per annum until such time as such redemption is completed (with such increase being effective back to the original date of a notice of redemption). In addition, in such event, the Class B Unit holders may cause MG SPV to initiate a process intended to result in a sale of MG SPV.

On or after the third anniversary of the Closing Date, the Company or any of its subsidiaries, may elect to purchase all of the outstanding units of MG SPV held by Tensile-MG (or any assignee of Tensile-MG) at the greatest of (i) the amount of the Class B Priority Distributions and the amount of the MG Invested Capital, had the Class B Yield accrued at 30% per annum (instead of the original stated 22.5% per annum), (ii) two hundred and seventy-five percent (275%) of the total MG Invested Capital, and (iii) a calculation based on the greater of six (6) times the trailing twelve (12) months’ adjusted EBITDA and (B) six (6) times the next twelve (12) months’ projected adjusted EBITDA, each as described in further detail in the MG Company Agreement.

The MG Company Agreement includes protective provisions requiring the consent of a majority of each class of unit holder before MG SPV undertakes certain material transactions; indemnification rights; non-competition obligations (which apply only after the Heartland Closing (defined below)); rights of first refusals which are required to be complied with before any units are sold; transfer restrictions; and tag-along rights of the unit holders, subject to certain exceptions; and certain preemptive rights for the holders of units.

The MG Company Agreement also includes a requirement that at the point MG SPV is ready to operate the MG Refinery, Vertex Operating will enter into a supply agreement with MG SPV to supply vacuum gas oil to MG SPV in an amount sufficient to meet MG SPV’s requirements and of a quality suitable for upgrading into base oil. The vacuum gas oil will be supplied at a price equal to the lesser of the then-current market price and the transfer cost charged to third parties for similar volumes of vacuum gas oil at the MG Refinery.

Right of First Offer Letter Agreement

On the Closing Date, Tensile-MG, Vertex Operating and the Company entered into a right of first offer letter agreement (the “ROFO Agreement”), whereby we agreed that if we, at any time, propose to issue, sell, transfer, assign, pledge, encumber or otherwise directly or indirectly dispose of any equity or debt securities of (x) MG SPV and/or (y) Cedar Marine Terminals, L.P., or any other entity formed or designated to operate the Cedar Marine Terminal in Baytown, Texas, we would provide Tensile-MG written notice of such, and Tensile-MG would have thirty days to purchase the amount of securities offered on terms at least as favorable as those in the original proposal. The rights under the ROFO Agreement continue to apply until such time, if ever, as Tensile-MG has acquired $50 million of securities pursuant to the terms thereof.

Subscription Agreement; Common Stock Purchase Warrant and Registration Rights and Lock-Up Agreement

On the Closing Date, and as a required term of the closing of the MG Share Purchase, Tensile entered into a Subscription Agreement dated July 25, 2019, in favor of the Company (the “Subscription Agreement”), pursuant to which, on the Closing Date, it subscribed to purchase (a) 1,500,000 shares of our common stock (the “Tensile Shares”), and (b) warrants to purchase 1,500,000 shares of our common stock, which were documented by a Common Stock Purchase Warrant (the “Warrants” and the shares of common stock issuable upon exercise thereof, the “Warrant Shares”) in consideration for $2.22 million or $1.48 per share and warrant.

The Warrants have an exercise price of $2.25 per share and a term of ten years. The Warrants also include a beneficial ownership limitation which prohibits Tensile from exercising any Warrants, if upon such exercise, Tensile, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.999% of the number of shares of our common stock outstanding immediately after the exercise. Tensile may elect to change this beneficial ownership limitation from 4.999% to up to 9.999% of the number of shares of our common stock outstanding immediately after the exercise upon 61 days’ prior written notice to us.

In connection with the subscription, we and Tensile entered into a Registration Rights and Lock-Up Agreement dated July 25, 2019 (the “Lock-Up Agreement”), pursuant to which we agreed to use commercially reasonable efforts to register the Tensile Shares and Warrant Shares prior to end of the Initial Lock-Up (defined below) and Tensile agreed to not sell any of the Tensile Shares or Warrant Shares for a period of one year following the Closing Date (the “Initial Lock-Up”) and to sell no more than 300,000 of such Tensile Shares and Warrant Shares in any 90 day period during the four years thereafter (the “Volume Limitations”), each, subject to certain exemptions set forth therein.

The Initial Lock-Up, but not the Volume Limitation, terminates if (i) the Heartland Closing does not occur by June 30, 2020 and/or (ii) if our common stock is not traded on Nasdaq or a similar market for a period of more than five consecutive trading days. Upon any termination of the Initial Lock-Up pursuant to the preceding sentence, in the event Tensile holds any Tensile Shares, Warrant Shares or any Warrants, we are required to disclose publicly all material nonpublic information disclosed to Tensile prior to the date of such termination.

Letter Agreement and Heartland Option

On the Closing Date, Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile, Vertex Operating and the Company entered into a letter agreement, whereby the Company and Vertex Operating provided Tensile an option (the “Heartland Option”), exercisable at any time prior to June 30, 2020, to the extent certain pilot studies to be conducted by MG SPV meet the standards of Tensile-Heartland, in its sole discretion, or the outcome of such studies are waived by Tensile-Heartland, to execute and close (within 30 days from such date of exercise by Tensile-Heartland) the transactions contemplated by a Share Purchase and Subscription Agreement between the parties and HPRM LLC, which are described below (the “Heartland Closing”).

In the event the option provided for in the Heartland Option is exercised by Tensile-Heartland, of which there can be no assurance, the parties will enter into and complete the transactions contemplated by the following agreements:

Heartland Share Purchase and Subscription Agreement

Upon exercise of the Heartland Option, the parties will enter into a Share Purchase and Subscription Agreement (the “Heartland Share Purchase”) by and among HPRM LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions, described in greater detail below (“Heartland SPV”), Vertex Operating, Tensile-Heartland, and solely for the purposes of the Heartland Guaranty (defined below), the Company.

Prior to entering into the Heartland Share Purchase, the Company will transfer 100% of the ownership of Vertex Refining OH, LLC, its indirect wholly-owned subsidiary (“Vertex OH”) to Heartland SPV in consideration for 13,500 Class A Units, 13,500 Class A-1 Preferred Units and 11,300 Class B Units of Heartland SPV and immediately thereafter contribute 248 Class B Units to the Company’s wholly-owned subsidiary, Vertex Splitter, Inc., a Delaware corporation (“Vertex Splitter”), as a contribution to capital.

Vertex OH owns the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors.

Pursuant to the Heartland Share Purchase, Vertex Operating will sell Tensile-Heartland the 13,500 Class A Units and 13,500 Class A-1 Preferred Units of Heartland SPV in consideration for $13.5 million (less the amount of the indebtedness of Heartland SPV that exceeds $5 million at the time of closing). The Heartland Share Purchase also includes a true-up, based on an agreed calculation of how much the actual value of Heartland SPV exceeds, or is less than, $24.8 million, pursuant to which the number of Class B Units in Heartland SPV held by Vertex Operating will be adjusted up or down. Also, at the closing of the Heartland Share Purchase, Tensile-Heartland will purchase 7,500 Class A Units and 7,500 Class A-1 Units in consideration for $7.5 million (less the expenses of Tensile-Heartland in connection with the transaction) directly from Heartland SPV.

Assuming the Heartland Closing occurs, the $7.5 million purchase amount and future free cash flows from the operation of Heartland SPV are planned to be available for investments at the Heartland facility to increase self-collections, maximize the throughput of the refinery, enhance the quality of the output and complete other projects.

The Heartland Share Purchase also provides that at the Heartland Closing, the Company will purchase or cause one of its affiliates to purchase 1,000 newly issued Class A Units from MG SPV at a cost of $1,000 per unit ($1 million in aggregate) and that Tensile-Heartland has the option, at its election, any time after the Heartland Closing, subject to the terms of the Heartland Share Purchase, to purchase up to an additional 7,000 Class A-2 Preferred Units at a cost of $1,000 per Class A-2 Preferred Unit from Heartland SPV.

The Heartland Share Purchase includes customary representations and warranties and requires Tensile-Heartland to indemnify Vertex Operating (and its related parties) and Vertex Operating to indemnify Tensile-Heartland (and its related parties) against various matters (subject to minimum losses being incurred by Tensile-Heartland (and its related parties, as applicable) of $320,000 and maximum losses of $4,840,000, subject to certain exceptions).

The Heartland Share Purchase also provided for a guarantee by the Company to Tensile-Heartland of the payment obligations of Vertex Operating as set forth in the Heartland Share Purchase (the “Heartland Guaranty”).

In connection with the closing of the Heartland Share Purchase, Heartland SPV and Tensile are also required to enter into an advisory agreement (discussed below); Heartland SPV, Vertex Operating and the Company are required to enter into an Administrative Services Agreement (discussed below); and Tensile-Heartland, Vertex Operating, Heartland SPV and the Company are required to enter into an Environmental Matters Indemnification Agreement, whereby we will agree to indemnify and hold Tensile-Heartland harmless against certain environmental liabilities.

Administrative Services Agreement

Pursuant to an Administrative Services Agreement, which will be entered into at the time of the Heartland Closing, Heartland SPV will engage Vertex Operating and the Company to provide administrative/management services and day-to-day operational management services of Heartland SPV in connection with the collection, storage, transportation, transfer, refining, re-refining, distilling, aggregating, processing, blending, sale of used motor oil, used lubricants, wholesale lubricants, recycled fuel oil, or related products and services such as vacuum gas oil, base oil, and asphalt flux, in consideration for a monthly fee. The Administrative Services Agreement will have a term continuing until the earlier of (a) the date terminated with the mutual consent of the parties; (b) a liquidation of Heartland SPV; (c) a Heartland Redemption (defined below); (d) the determination of Heartland SPV to terminate following a change of control (as described in the Administrative Services Agreement) of Heartland SPV or the Company; or (e) upon written notice from the non-breaching party upon the occurrence of a breach which is not cured within the cure period set forth in the Administrative Services Agreement.

The Administrative Services Agreement will also provide that in the event that Heartland SPV is unable to procure used motor-oil (“UMO”) through its ordinary course operations, subject to certain conditions, Vertex Operating and the Company will be required to use their best efforts to sell (or cause an affiliate to sell) UMO to Heartland SPV, at the lesser of the (i) then-current market price for UMO sold in the same geography and (ii) price paid by such entity for such UMO. Finally, the Administrative Services Agreement will provide that in the event that the Heartland SPV is unable to procure vacuum gas oil (“VGO”) feedstock through its ordinary course operations, subject to certain conditions, Vertex Operating and the Company are required to use their best efforts to sell (or cause an affiliate to sell) VGO to Heartland SPV, at the lesser of the (i) then-current market price for VGO sold in the same geography and (ii) price paid for such VGO.

Advisory Agreement

The parties also agreed, that at the Heartland Closing, Heartland SPV would enter into an Advisory Agreement with Tensile, pursuant to which Tensile will agree to provide advisory and consulting services to Heartland SPV and Heartland SPV will agree to reimburse and indemnify Tensile and its representatives, in connection therewith.

Heartland Limited Liability Company Agreement

Assuming the consummation of the transactions set forth in the Heartland Share Purchase, Heartland SPV will be owned 35% by Vertex Operating and 65% by Tensile-Heartland. Heartland SPV will be managed by a five-member Board of Managers, of which three members will be appointed by Tensile-Heartland and two will be appointed by the Company. The Class A Units held by Tensile-Heartland after the Heartland Closing will be convertible into Class B Units as provided in the Limited Liability Company Agreement of Heartland SPV (the “Heartland Company Agreement”), based on a conversion price (initially one-for-one) which may be reduced from time to time if new Units of Heartland SPV are issued and will automatically convert into Series A Units upon certain events described in the Heartland Company Agreement.

The Class A-1 and A-2 Preferred Units (“Class A Preferred Units”), which will be 100% owned by Tensile-Heartland following the transactions undertaken pursuant to the Heartland Share Purchase, will accrue a 22.5% per annum preferred return subject to terms of the Heartland Company Agreement (the “Class A Yield”).

Additionally, the Class A Unit holders (common and preferred) may force Heartland SPV to redeem the outstanding Class A Units at any time on or after the earlier of (a) the fifth anniversary of the Heartland Closing and (ii) the occurrence of a Heartland Triggering Event (defined below)(a “Heartland Redemption”). The cash purchase price for such redeemed Class A Unit will be the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking Heartland Redemption and Vertex Operating (provided that Vertex Operating still owns Class B Units on such date) and (z) the original per-unit price for such Class A Units plus fifty percent (50%) of the aggregate capital invested by the Class A Unit holders through such Heartland Redemption date. “Heartland Triggering Events” mean (a) any termination of the Administrative Services Agreement pursuant to its terms and/or any material breach by us of the environmental remediation and indemnity agreement to be entered into with Tensile-Heartland at the Heartland Closing, (b) any dissolution, winding up or liquidation of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (c) any sale, lease, license or disposition of any material assets of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, or (d) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, Vertex Operating or any significant subsidiary of Vertex Operating, the result of which is that the holders of the voting securities of the relevant entity as of the Heartland Closing date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the Heartland Company Agreement.

In the event that Heartland SPV fails to redeem such Class A Units within 180 days after a redemption is triggered, the Class A Yield is increased to 25% until such time as such redemption is completed (with such increase being effective back to the original date of a notice of redemption). In addition, in such event, the Class A Unit holders may cause Heartland SPV to initiate a process intended to result in a sale of Heartland SPV.

Distributions of available cash of Heartland SPV pursuant to the Heartland Company Agreement (including pursuant to liquidations of Heartland SPV), subject to certain exemptions and exemptions set forth therein, are to be made (a) first, to the holders of the Class A Preferred Units, in amount equal to the greater of (A) the aggregate unpaid Class A Yield and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class A Preferred Unit holders (initially Tensile-Heartland)(such aggregate capital invested by the Class A Preferred Unit holders, the “Heartland Invested Capital”, which will total approximately $21 million as of the Heartland Closing date, subject to adjustment as provided in the Heartland Share Purchase), less prior distributions (such greater amount of (A) and (B), the “Class A Preferred Priority Distributions”); (b) second, the Class A Preferred Unitholders, together as a separate and distinct class, are entitled to receive an amount equal to the aggregate Heartland Invested Capital; (c) third, the Class B Unitholders (other than Class B Unitholders which received Class B Units upon conversion of Class A Preferred Units), together as a separate and distinct class, are entitled to receive all or a portion of any distribution equal to the sum of all distributions made under sections (a) and (b) above; and (d) fourth, to the holders of Units who are eligible to receive such distributions in proportion to the number of Units held by such holders.

On or after the third anniversary of the Heartland Closing date, the Company (through Vertex Operating) may elect to purchase all of the outstanding units of Heartland SPV held by Tensile-Heartland at the greatest of (i) the amount of the Class A Priority Distributions and the amount of the Heartland Invested Capital, had the Class A Yield accrued at 30% per annum (instead of the original stated 22.5% per annum), (ii) two hundred and seventy-five percent (275%) of the total Heartland Invested Capital, and (iii) a calculation based on the greater of six (6) times the trailing twelve (12) months’ adjusted EBITDA and (B) six (6) times the next twelve (12) months’ projected adjusted EBITDA, each as described in further detail in the Heartland Company Agreement.

Upon the occurrence of a Heartland Triggering Event (described above), the Class A Unitholders (initially Tensile-Heartland) may elect, by a majority vote, to (a) terminate the Administrative Services Agreement and appoint new management of Heartland SPV, (b) trigger a Heartland Redemption, and/or (c) purchase the Class B Units from the Class B Unitholders (initially Vertex Operating) at the fair market value of such units as determined by a qualified third party agreed to in writing by the parties.

The Heartland Company Agreement includes protective provisions requiring the consent of a majority of each class of unit holder before Heartland SPV undertakes certain material transactions; indemnification rights; non-competition obligations; rights of first refusal which are required to be complied with before any units are sold; transfer restrictions; and tag-along rights of the unit holders, subject to certain exceptions; and certain preemptive rights for the holders of units.

Credit Agreement Amendments

In connection with, and in order to consummate, the transactions contemplated by the MG Share Purchase, on July 25, 2019, and effective on July 26, 2019, when released from escrow, (a) Encina Business Credit, LLC, as agent and the lenders party thereto (“Lenders”), and Vertex Operating, entered into a Third Amendment and Limited Waiver to Credit Agreement pursuant to which the Lenders agreed to amend that certain Credit Agreement dated as of February 1, 2017, as amended to date; and (b) Lenders and Vertex Operating entered into a Third Amendment and Limited Waiver to ABL Credit Agreement pursuant to which the Lenders agreed to amend that certain ABL Credit Agreement dated as of February 1, 2017, as amended to date (collectively, the “Waivers”). The Waivers amended the credit agreements to: extend the due date of amounts owed thereunder from February 1, 2020 to February 1, 2021; to increase the amount of permitted indebtedness allowable thereunder from $500,000 to $750,000; to increase the amount of capital expenditures we are authorized to make in fiscal 2019 from $3 million to $3.5 million, and to set the amount of capital expenditures we are authorized to make in fiscal 2020 and thereafter at $3 million; and to decrease the minimum amount of availability required under the credit agreements to $1.5 million at any time from July 25, 2019 to August 31, 2019, and $2 million at any time thereafter. The Waivers also provided for waivers by the lenders of certain restrictions in the credit agreements which would have prevented us from consummating the transactions contemplated by the MG Purchase Agreement and Heartland Purchase Agreement, subject to certain conditions, including us paying at least $1,117,000 to the lenders from the amount received pursuant to the MG Purchase Agreement (which amount has been paid to date) and at least $9 million (unless otherwise agreed by the lenders) of the amount to be received by us pursuant to terms of the Heartland Purchase Agreement, in the event the transactions contemplated by such agreement closes, to the lenders.

* * * * * * * * *

The foregoing descriptions of the MG Share Purchase, MG Company Agreement, ROFO Agreement, Subscription Agreement, Common Stock Purchase Warrant, Lock-Up Agreement, Heartland Option, Heartland Share Purchase, Heartland Company Agreement and Waivers, do not purport to be complete and are qualified in their entirety by reference to the MG Share Purchase, MG Company Agreement, ROFO Agreement, Subscription Agreement, Common Stock Purchase Warrant, Lock-Up Agreement, Heartland Option, Form of Heartland Share Purchase, Form of Heartland Company Agreement, and Waivers, copies of which are attached as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 2.2, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the MG Share Purchase, MG Company Agreement, ROFO Agreement and Waivers as set forth above in Item 1.01 are incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

We claim an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of the Tensile Shares and Warrants pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the transaction did not involve a public offering, the recipient was an “accredited investor”, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

In the event the Warrants are exercised in full, a total of 1,500,000 shares of common stock are issuable to Tensile (or the then holder of such Warrants).

Item 7.01. Regulation FD Disclosure.

On July 31, 2019, the Company issued a press release announcing the completion of the transactions described above. The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Share Purchase and Subscription Agreement by and among Vertex Refining Myrtle Grove LLC, Tensile-Myrtle Grove Acquisition Corporation, Vertex Energy Operating LLC, and solely for the purposes of Section 9.1, Vertex Energy, Inc., dated July 25, 2019
2.2*+	Form of Share Purchase and Subscription Agreement by and among HPRM LLC, Vertex Energy Operating LLC, Tensile-Heartland Acquisition Corporation, and solely for the purposes of Section 9.1, Vertex Energy, Inc.
10.1*%	Limited Liability Company Agreement of Vertex Refining Myrtle Grove LLC dated July 25, 2019
10.2*	Right of First Offer Letter Agreement dated July 25, 2019, by and between Tensile-Myrtle Grove Acquisition Corporation, Vertex Energy Operating LLC and Vertex Energy, Inc.
10.3*%	Subscription Agreement dated July 25, 2019, by Tensile Partners Master Fund LP in favor of Vertex Energy, Inc.
10.4*	Common Stock Purchase Warrant initially held by Tensile Partners Master Fund LP to purchase up to 1,500,000 shares of common stock, dated July 25, 2019
10.5*	Registration Rights and Lock-Up Agreement dated July 25, 2019, by and between Vertex Energy, Inc. and Tensile Partners Master Fund LP
10.6*#%	Letter Agreement Regarding Option to Close Heartland Transaction dated July 25, 2019, by and between Tensile-Heartland Acquisition Corporation, Vertex Energy Operating LLC and Vertex Energy, Inc.
10.7*	Form of Limited Liability Company Agreement of HPRM LLC
10.8*%	Third Amendment to Credit Agreement dated December 15, 2017, by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Encina Business Credit, LLC as Agent and the Lenders party thereto, dated July 25, 2019
10.9*%	Third Amendment to ABL Credit Agreement dated December 15, 2017, by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Encina Business Credit, LLC as Agent and the Lenders party thereto, dated July 25, 2019
99.1**	Press Release of Vertex Energy, Inc., dated July 31, 2019

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

% Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 31, 2019	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Share Purchase and Subscription Agreement by and among Vertex Refining Myrtle Grove LLC, Tensile-Myrtle Grove Acquisition Corporation, Vertex Energy Operating LLC, and solely for the purposes of Section 9.1, Vertex Energy, Inc., dated July 25, 2019
2.2*+	Form of Share Purchase and Subscription Agreement by and among HPRM LLC, Vertex Energy Operating LLC, Tensile-Heartland Acquisition Corporation, and solely for the purposes of Section 9.1, Vertex Energy, Inc.
10.1*%	Limited Liability Company Agreement of Vertex Refining Myrtle Grove LLC dated July 25, 2019
10.2*	Right of First Offer Letter Agreement dated July 25, 2019, by and between Tensile-Myrtle Grove Acquisition Corporation, Vertex Energy Operating LLC and Vertex Energy, Inc.
10.3*%	Subscription Agreement dated July 25, 2019, by Tensile Partners Master Fund LP in favor of Vertex Energy, Inc.
10.4*	Common Stock Purchase Warrant initially held by Tensile Partners Master Fund LP to purchase up to 1,500,000 shares of common stock, dated July 25, 2019
10.5*	Registration Rights and Lock-Up Agreement dated July 25, 2019, by and between Vertex Energy, Inc. and Tensile Partners Master Fund LP
10.6*#%	Letter Agreement Regarding Option to Close Heartland Transaction dated July 25, 2019, by and between Tensile-Heartland Acquisition Corporation, Vertex Energy Operating LLC and Vertex Energy, Inc.
10.7*	Form of Limited Liability Company Agreement of HPRM LLC
10.8*%	Third Amendment to Credit Agreement dated December 15, 2017, by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Encina Business Credit, LLC as Agent and the Lenders party thereto, dated July 25, 2019
10.9*%	Third Amendment to ABL Credit Agreement dated December 15, 2017, by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Encina Business Credit, LLC as Agent and the Lenders party thereto, dated July 25, 2019
99.1**	Press Release of Vertex Energy, Inc., dated July 31, 2019

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

% Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.